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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 14, 2003 included in this Form 20-F, into the Company's previously filed Registration Statement on Form S-8 File No. 333-61776. It should be noted that we have not audited any financial statement of the Company subsequent to December 31, 2002 or performed any audit procedures subsequent to the date of our report.

/s/ Vitale Caturano & Company, P.C.

Vitale Caturano & Company, P.C.

Boston, Massachusetts
June 30, 2003